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                                                                 EXHIBIT 10.167


                                SUPPLY AGREEMENT

                                    PREAMBLE

This Supply Agreement ("Agreement"), effective August 18, 1998 ("Effective Date") is made by and between Maxtor Corporation, a Delaware corporation, having principal places of business at 510 Cottonwood Drive, Milpitas, California 95035 and 2190 Miller Drive, Longmont, Colorado 80501 ("Maxtor"), and MMC Technology, Inc., a California corporation, having its principal place of business at 2001 Fortune Drive, San Jose, California 95131 ("MMC").

                                    RECITALS

Whereas, MMC is in the business of designing, manufacturing and selling thin film disk media ("Product") for hard disk drives which are competitive in price, quality and technology and wishes to sell such Product to manufacturers of disk drives such as Maxtor. "Product" includes single and dual side media, all form factors of media, and all substrates;

Whereas, "Maxtor" shall include Maxtor Peripherals (S) Pte Ltd, having a place of business at No 2 Ang Mo Kio Street 63, Ang Mo Kio Industrial Park 3, Singapore 569111;

Whereas, Maxtor wishes to secure a supply of Product and to purchase quantities of such Product from MMC meeting Maxtor's specifications set forth on Exhibit A and for use in Maxtor's hard disk drives ("HDD"), and, subject to the terms and conditions hereof, Maxtor shall purchase a [***] ("Requirement");

Whereas, MMC shall manufacture and deliver to Maxtor, its agents, and/or its subsidiaries, Product as set forth in this Agreement, including its Terms and Conditions;

Whereas, the parties recognize that the disk drive market is very demanding of quality, timeliness, and price, and that the essence of the relationship between Maxtor and MMC is flexibility; timely delivery of necessary quantities of qualified, high-yield Products; and low costs;

Whereas, [***] with the expectation that this relationship will provide an excellent opportunity for synergy between the two companies and capitalize on the mutual benefits of sharing of information and technical resources;

Whereas, if problems should be encountered with respect to any aspect of this Agreement or if the parties should encounter any problems not covered by this Agreement, Maxtor and MMC shall discuss them in a cooperative and sincere spirit and attempt to arrive at a mutually acceptable solution; and

Whereas, this Agreement commences on the Effective Date and terminates on September 30, 2001 ("Termination Date") unless terminated earlier or extended as provided herein;

NOW, THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH IS HEREBY ACKNOWLEDGED, AND IN CONSIDERATION OF THE ABOVE PREMISES AND THE MUTUAL PROMISES CONTAINED IN THIS AGREEMENT, THE PARTIES AGREE AS FOLLOWS:



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                                SUPPLY AGREEMENT


                                TABLE OF CONTENTS


   ARTICLE I -- PRODUCTS..................................................  3
     1.1  PRODUCT.........................................................  3
        Purchase and Supply...............................................  3
        Specification.....................................................  3
        [***] ............................................................  3
        Freedom of Action.................................................  3
        Second Sources....................................................  3
     1.2  WARRANTY........................................................  3
        Authority Warranty................................................  3
        Product Warranty..................................................  3
        Year 2000 Warranty................................................  3
        Scope of Warranty.................................................  4
        Warranty Disclaimer...............................................  4
     1.3  REMEDIES........................................................  4
        Product Remedies..................................................  4
     1.4  PRICES..........................................................  4
        Product Price.....................................................  4
        Terms of Sale.....................................................  5
   ARTICLE II -- PROCEDURES...............................................  6
     2.1  QUALIFICATION...................................................  6
        Qualification.....................................................  6
        Changes...........................................................  6
     2.2  TOOLING.........................................................  6
     2.3  [***], FORECASTS, AND ORDERS....................................  6
        [***] ............................................................  6
        Forecasts.........................................................  7
        MMC's Capacity....................................................  7
        Maxtor's Forecast Allocation......................................  7
        Shortages.........................................................  7
     2.4  ORDERS..........................................................  7
        Orders............................................................  7
        Precedences.......................................................  7
        End of Life.......................................................  8
     2.5  INSPECTION......................................................  8
        Inspection by Maxtor..............................................  8
        Inspection by MMC.................................................  8
        In Case Of Failure of Inspection..................................  8
        Stop Ship Order...................................................  8
     2.6  SHIPPING........................................................  8
        Carrier...........................................................  8
        Timeliness........................................................  8
        Shipping Documents................................................  8
        Packing...........................................................  9
     2.7  JUST IN TIME (JIT) DELIVERY.....................................  9
     2.8  ACCEPTANCE......................................................  9
     2.9  RETURNS.........................................................  9
     2.10 EPIDEMICS.......................................................  9
     2.11 INVOICING.......................................................  9
     2.12 PAYMENT.........................................................  9
        Terms.............................................................  9
        Currency.......................................................... 10
        Disputes.......................................................... 10
        Bills............................................................. 10
        Payment Applications.............................................. 10
        Payment Assurance................................................. 10
     2.13 ORDER CHANGES................................................... 10
        Changes........................................................... 10
        Cancellation...................................................... 10
     2.14 ENGINEERING CHANGES............................................. 10
        Definition........................................................ 10
        MMC Change(s)..................................................... 10
        Maxtor Change(s).................................................. 11
     2.15 WORKING RELATIONSHIP............................................ 11
   ARTICLE III -- INTELLECTUAL PROPERTY................................... 12
     3.1  CONFIDENTIALITY................................................. 12
        Confidential Information.......................................... 12
        Items Declared Confidential....................................... 12
     3.2  PUBLICITY....................................................... 12
     3.3  LICENSES........................................................ 12
        License for Ordinary Use.......................................... 12
        No Other Licenses................................................. 12
     3.4  ASSIGNMENT OF RIGHTS............................................ 12
        Inventions........................................................ 12
        Ownership......................................................... 12
   ARTICLE IV -- LIABILITIES.............................................. 13
     4.1  GENERAL INDEMNITY............................................... 13
     4.2  INFRINGEMENT INDEMNITY.......................................... 13
     4.3  STRICT LIABILITY................................................ 13
     4.4  LIMITATION OF LIABILITY......................................... 13
   ARTICLE V -- DISPUTE RESOLUTION........................................ 14
     5.1  ESCALATION...................................................... 14
     5.2  ARBITRATION..................................................... 14
        Binding Arbitration............................................... 14
        Injunctive Relief................................................. 14
        Governing Language................................................ 14
     5.3  CHOICE OF LAW................................................... 14
        Choice of Law..................................................... 14
        Foreign Corrupt Practices Act..................................... 14
        Export Controls................................................... 14
     5.4  LIMIT OF TIME TO BRING ACTION................................... 14
   ARTICLE VI -- GENERAL.................................................. 15
     6.1  TERM AND TERMINATION............................................ 15
        Term.............................................................. 15
        Renewal........................................................... 15
        Termination....................................................... 15
        Duties Upon Termination........................................... 15
        Survival.......................................................... 15
     6.2  GENERAL......................................................... 15
        Assignment........................................................ 15
        Audit............................................................. 15
        Consents.......................................................... 16
        Counterparts...................................................... 16
        Cumulation of Remedies............................................ 16
        Independent Parties............................................... 16
        Force Majeure..................................................... 16
        Governing Language................................................ 16
        Headings.......................................................... 16
        Joint Work Product................................................ 16
        Notices........................................................... 16
        Severance......................................................... 16
        Time.............................................................. 16
        Waiver............................................................ 16
     6.3  ENTIRE AGREEMENT................................................ 17
     6.4  ELECTRONIC EXECUTION............................................ 17



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                                SUPPLY AGREEMENT

                              TERMS AND CONDITIONS


                             ARTICLE I -- PRODUCTS


1.1      PRODUCT.

1.1.1 Purchase and Supply. Maxtor wishes to secure a supply of Product and to purchase quantities of such Product from MMC meeting Maxtor's specifications set forth on Exhibit A and for use in Maxtor's HDD. MMC wishes to supply such Product to Maxtor on such conditions and on the terms and conditions of this Agreement. Therefore, subject to the terms and conditions of this Agreement, Maxtor will purchase and MMC will supply Product for the term of this Agreement. Maxtor's obligation to purchase Product from MMC is contingent upon MMC's Product meeting Maxtor's HDD requirements, time to market requirements, time to volume requirements, Product specifications and functional requirements (including without limit media-chargeable HDD yields), price requirements, and the other terms and conditions of this Agreement.

1.1.2 Specification. As of the Effective Date, Exhibit A may not be attached. The parties will from time to time agree in writing upon specifications for the Product or amendments to agreed-upon specifications and such agreed-upon specifications or amendments shall become parts of Exhibit A and shall be incorporated into this Agreement when each such written agreement is made.

1.1.3    [***].

1.1.4 Freedom of Action. Nothing in this Agreement shall prevent either party from engaging in similar business with other persons, including, without limit, competitors of the other party, provided that the confidentiality terms of this Agreement are not breached.

1.1.5 Second Sources. MMC understands that Maxtor qualifies additional sources for Products or the same or substantially similar goods or materials from time to time and places its orders among qualified suppliers as it sees fit. Nothing in this Agreement will prevent Maxtor from procuring Products or the same or substantially similar goods or materials from other sources than MMC or from providing the same itself, provided that the confidentiality and intellectual property rights terms of this Agreement are not breached.


1.2 WARRANTY. Each of MMC's warranties made hereunder is materially relied upon by Maxtor in entering into this Agreement or any Order.

1.2.1 Authority Warranty. Each party represents and warrants that all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations under this Agreement has been taken. Further, each party represents and warrants that neither the execution of this Agreement nor any performance of this Agreement shall conflict with or be prohibited by any interest, agreement, obligation, contract, order, law, regulation, or duty, oral or written, to which it is a party or by which it is bound.

1.2.2 Product Warranty. MMC warrants the Product, upon delivery and for [***] thereafter, to:

         (i) have a clear title, free of all security interests, encumbrances, or liens;

         (ii) not infringe any patent, trademark, copyright, trade secret, or other intellectual property right of any third person;

         (iii) be newly manufactured and not used or reworked (except as provided in Maxtor-approved procedures);

         (iv)     be free from defects in workmanship and materials;

         (v) conform to applicable specifications, drawings, or other descriptions given, including those set forth in this Agreement and MMC's sales literature;

         (vi) possess the qualities of goods which MMC has held out to Maxtor as a sample or model;

         (vii) initially meet and continue to meet Maxtor's qualification criteria and standards (this specific warranty shall not apply to any Order which is declared a "Risk Buy" in writing by Maxtor); and

         (viii) be contained or packaged according to Maxtor's specifications. The above is the Product Warranty ("Product Warranty"). A unit of Product which meets all of the standards of the Product Warranty shall be a Conforming Product ("Conforming Product"). Replaced Product shall be subject to the provisions of this warranty to the same extent as the original Product except that the warranty period shall run from its delivery date.

1.2.3 Year 2000 Warranty. MMC and Maxtor recognize that the Product does not store, present, or make calculations based on dates. MMC will make its best efforts to meet Maxtor's certification requirements which Maxtor applies to all disk media vendors related to the year 2000.

1.2.4 Scope of Warranty. The above warranties shall be construed as conditions as well as warranties and shall be cumulative.

1.2.5 Warranty Disclaimer. EXCEPT FOR THE WARRANTIES SET FORTH ABOVE, MMC GRANTS NO WARRANTIES, EITHER EXPRESS OR IMPLIED, FOR THE PRODUCT, AND DISCLAIMS ALL IMPLIED WARRANTIES


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                                SUPPLY AGREEMENT


INCLUDING WITHOUT LIMIT ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


1.3      REMEDIES.

1.3.1 Product Remedies. In the event that a Product is not a Conforming Product as has been determined by Maxtor and MMC has had forty eight (48) hours notice of such determination during which time MMC may take such actions as it desires to confirm for itself Maxtor's determination, then Maxtor may elect to have the Product replaced or to receive a full refund for the Product as follows:

         (i)      [***].

         (ii)     [***].

         (iii) Product which has been used or rejected shall not thereafter be tendered for acceptance unless the former use or rejection is identified by MMC in writing and Maxtor accepts such tender in writing.

         (iv) MMC agrees to collect and send to Maxtor data on failure rates and causes on monthly basis in a mutually agreed to format.


1.4      PRICES.

1.4.1    Product Price.

         (A) The purchase price for Product paid to MMC by Maxtor shall be determined as follows for each Maxtor program in each Maxtor fiscal quarter.

         [***]. Both parties agree to negotiate pricing in good faith.

         (D) Prices shall be reviewed for conformance to the above requirements and any retroactive price changes shall be applied in the same quarter in which the change occurs.

         (E) It is understood and agreed that any cancelled or rejected portion of an Order which is cancelled or rejected because of MMC's fault, including without limit warranty, inspection, deliveries, shortages, [***].

         (F) Special discounts and/or terms and conditions which may be negotiated between Maxtor and other media suppliers from time to time [***].

         (G) Maxtor agrees to work cooperatively with MMC in pursuing cost reductions where appropriate. In the case of Maxtor initiated cost reductions which are uniquely applicable to MMC, the benefits of such reductions will be negotiated between the two parties with the primary beneficiary being Maxtor. In the case of MMC initiated reductions, the benefits of such reductions will be negotiated between the two parties with the primary beneficiary being MMC. [***].

1.4.2    Terms of Sale. The terms of sale are as follows:

         (i) For sales to Maxtor's research, engineering, qualification, development, or NPI facilities, or in any case which is not Just in Time (JIT):
Title and risk of loss or damage to the Products passes from MMC to Maxtor at Maxtor's dock. [***]. If the sale involves international shipment from MMC to Maxtor, then the terms of sale are D.D.U. Maxtor's designated delivery location.

         (ii) For sales to Maxtor's factory facilities under Just In Time ("JIT") terms: Title and risk of loss or damage passes from MMC to Maxtor at Maxtor's dock. [***]. Terms of sale are D.D.U. Maxtor's designated delivery location.


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                                SUPPLY AGREEMENT


                            ARTICLE II -- PROCEDURES


2.1      QUALIFICATION.

2.1.1 Qualification. The respective obligations of the parties pursuant to this Agreement shall be subject to the successful qualification of MMC's Product and its manufacturing process in Maxtor's HDD and with Maxtor's customers, as Maxtor deems necessary. Maxtor and MMC shall cooperate to set up the necessary processes and procedures to accomplish and facilitate such qualification. Successful qualification means successful qualification with each specified head. After Maxtor's approval or acceptance of the initial qualification prototypes of the Products, MMC shall not make any changes in the Product design or material according to the Specification, any processes documented in the mutually agreed Process Management Plan; or in plant location.

2.1.2 Changes. MMC shall use its best efforts to promptly notify Maxtor in writing of any change in Product design or material according to the Specification; production process documented in the mutually agreed Process Management Plan; or in plant location in order to allow it to requalify the Product, before any Product is manufactured by the new design, material, process or in the new location and sold to Maxtor. Failing such written notice and requalification, MMC will be responsible for Maxtor's damages up to the cost of the affected Product and any direct expense incurred for the rework of Maxtor's HDD. Any Product delivered to Maxtor after such change and without requalification may be rejected by Maxtor for a full refund.


2.2 TOOLING. Unless otherwise specified in this Agreement, all tooling and/or all other articles required for MMC's performance under this Agreement shall be furnished by MMC, maintained in good condition and replaced when necessary [***]. If Maxtor agrees to pay MMC for special tooling or other items either separately or as a stated part of the unit price of Products, title to same shall be and remain in Maxtor upon payment, and the tooling shall be treated as property of Maxtor, furnished by Maxtor to MMC.


2.3      [***], FORECASTS, AND ORDERS.

2.3.1    [***].

         (A) Maxtor and MMC agree that this Agreement is made with the contemplation that the [***] for supply and purchase of Product shall be:

                  (i)      [***], and Maxtor shall use [***].

         (F) Any cancelled or rejected portion of an Order which is cancelled or rejected because of MMC's fault, including without limit warranty, inspection, deliveries, shortages, or epidemic, shall be counted as purchased [***].

         (G) In the event that MMC fails to qualify with each head for a particular Maxtor program on a timely basis, Maxtor may:

                  (i)      [***]; and

                  (ii)     [***].

         (H) In the event that MMC [***], or for any [***], then Maxtor, in its sole discretion, may:

                  (i) terminate this Agreement without any penalty or payment whatsoever, and such termination shall not be a breach of this Agreement; or

                  (ii)     amend this Agreement to eliminate the [***].

2.3.2 Forecasts. During the term of this Agreement, Maxtor shall provide MMC, on a monthly basis, with a four (4) quarter rolling forecast setting forth its estimated Product needs and shall provide Orders for the first thirteen (13) weeks of the forecast. Orders will be placed sixty (60) days in advance of the date as of which the Products are to be delivered. Maxtor may request a shorter lead time and MMC shall use its reasonable commercial efforts to meet such date. Maxtor's forecast is provided solely for MMC's convenience and for its planning purposes; no forecast shall be construed as an authorization by Maxtor to order any materials for, or to allocate any labor or equipment for the manufacture of the Product nor impose on MMC any obligation to supply additional Product. Maxtor will not be responsible for any of MMC's cost or expense for materials, Product, labor, or other commitments or expenses, other than as authorized in Orders.

2.3.3 MMC's Capacity. MMC covenants to provide Maxtor with the [***] of new, uncommitted Product production volume capacity and will consider in good faith any request by Maxtor to amend its forecasts or Orders in light of such plans. MMC will keep Maxtor informed of its plans for capacity expansion. In the event MMC has other customers, MMC [***].

2.3.4 Maxtor's Forecast Allocation. Allocation of the forecast among Maxtor's programs is solely at Maxtor's discretion and it is understood that Maxtor shall have no duty under this Agreement to take or refrain from taking any action which might, in Maxtor's judgment, substantially and adversely impact Maxtor's relationships with or commitments to external media vendors or customers.

         (i) If MMC fails to meet the requirements for any Maxtor program at any time, the Product quantities allocated for that Maxtor program within the forecast may be reduced or eliminated by Maxtor. [***].

         (ii) If Maxtor forecasts increased Product needs for any particular Maxtor program, Maxtor [***] functional requirements, including production ramp and yield. In such case, Maxtor will notify MMC of any such



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resultant forecasted increased allocation and MMC will promptly notify Maxtor of
MMC's available capacity and commitment to supply such increase.

         (iii) If Maxtor forecasts decreased Product needs for any particular Maxtor program, [***].

2.3.5 Shortages. MMC agrees that in the event of a shortage of capacity or material that will affect the supply of the Product, Maxtor's Order(s), subject to normal lead-time requirements, shall be filled according to an allocation plan [***]. MMC shall provide Maxtor with as much notice as possible if it anticipates or has reason to believe that MMC's output of the Product will not be sufficient to meet all of Maxtor's Product needs for any period.


2.4      ORDERS.

2.4.1 Orders. All purchases and sales shall be initiated by Maxtor's issuance of written purchase orders sent via airmail, E-mail, facsimile, or courier ("Order"). Such Orders shall reference this Agreement and state the unit quantities, unit descriptions, price, requested delivery dates and shipment instructions. The acceptance by MMC of an Order shall be indicated by written acknowledgment within three (3) work days. Maxtor will have the right to deem its order as accepted by MMC if MMC's acknowledgment does not reach Maxtor within ten (10) days from the date of the Order. By shipping the Products, or by confirming or accepting an Order, or by performing the work described in an Order, or by allowing an Order to be deemed accepted, MMC agrees to the Order and to the terms and conditions of this Agreement. All Orders meeting the terms and conditions of this Agreement shall be accepted by MMC.

2.4.2 Precedences. Any terms and conditions added or referenced by either party in any purchase order, confirmation, acceptance or any similar document purporting to modify the terms and conditions contained in this Agreement, shall be disregarded unless expressly agreed upon in writing signed by the parties, which expressly amends this Agreement. The preprinted terms and conditions of purchase orders, acceptances, confirmations and similar business documents shall have no effect as amendments of, objections to, or modifications of this Agreement.

2.4.3 End of Life. MMC commits to supply Product to Maxtor for the duration of the Maxtor HDD program for which the Product is qualified [***]. The last purchase order date and the last shipment date for the Product for each program shall be agreed to by the parties.


2.5 INSPECTION. Maxtor and MMC shall cooperate to inspect Products, and nothing in this section shall limit Maxtor's other rights and remedies.

2.5.1 Inspection by Maxtor. Maxtor may test each lot or Order of Product to ensure that the Products meet Maxtor's specifications and acceptance criteria, and MMC shall not ship any Products that do not Conform. Product may be inspected and tested by Maxtor or Maxtor's agent at all reasonable times and places after manufacture and before or after shipment. In no event shall Maxtor be liable for any reduction in value of samples used in connection with any inspection or test. If any inspection or test is made on the MMC's premises, MMC shall, without additional charge, provide reasonable facilities and assistance for the safety and convenience of inspectors in such manner as not unduly to delay the work. Inspection of Products at MMC's facility shall be without prejudice to Maxtor's right to inspect and reject such Products upon delivery to Maxtor's facility. Where applicable, Maxtor may, at its option, inspect all Products or inspect a statistical sample selected from each lot, and Product, lots or Orders may be inspected more than once.

2.5.2 Inspection by MMC. MMC will ensure that all Product are tested in accordance with Maxtor's specifications and requirements, as may be amended from time to time. MMC will provide only those Product conforming to Maxtor's specifications and requirements, unless MMC has obtained prior written approval from Maxtor for any deviation from such specifications. MMC further agrees to maintain adequate authenticated inspection test documents that relate to work performed under this Agreement. Such records shall be retained by MMC for a period of two (2) years after Product shipment and made available to Maxtor upon request. MMC agrees to supply Maxtor with inspection and test reports, affidavits, certifications or any other documents as may be reasonably requested.

2.5.3 In Case of Failure of Inspection. If the above inspection or testing detects Products which do not conform to the specifications or the requirements of this Agreement, Maxtor and MMC will closely cooperate to identify and find a way to correct the causes of the problem(s). Maxtor may refuse to accept Product which do not conform. Maxtor may reject entire lots if lot acceptance criteria established in the specifications are not fulfilled. The rejected Product may, at Maxtor's discretion, be returned to MMC and MMC may verify the nonconformance. Maxtor will use its reasonable commercial efforts to assist MMC in identifying and rectifying the cause(s) for rejection.

2.5.4 Stop Ship Order. Maxtor may stop future shipments of Product until the cause(s) for non-conformity, as mutually determined by parties, have been corrected. A stop ship order may be issued by Maxtor,



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without limiting its other rights and remedies, when [***] or the threshold amount stated in the Specification, whichever is less, of the Product shall be non-conforming [***] or more [***] of an Order or more, whichever occurs sooner. In the event Maxtor issues a stop ship order, MMC must immediately cease shipment of the Products, and all Orders which have been or would have been filled by the nonconforming Product are terminated without liability to Maxtor until such stop ship order is lifted and Maxtor retains all of its rights and remedies under this Agreement. Maxtor will use commercially reasonable efforts to work with MMC to determine the cause of the nonconformance problem and to develop solutions.


2.6 SHIPPING. The following terms apply to all shipments, whether Just In Time (JIT) or otherwise.


2.6.1    Carrier. MMC and Maxtor shall agree upon the common carrier.

2.6.2 Timeliness. MMC shall use its best efforts to meet a [***] on-time delivery commitment. If MMC's performance falls below [***] on-time deliveries, then MMC shall implement a corrective action plan acceptable to Maxtor which brings the deliveries back to [***]. If MMC is unable to deliver any Product on schedule, MMC shall promptly notify Maxtor giving a new delivery date, and Maxtor may:

         (i)      accept the new delivery date; or

         (ii)     reschedule the delivery by means of a Change Order; or

         (iii)    cancel the delayed portion of the Order without liability, if
(i) and (ii) above are not commercially reasonable for Maxtor. At Maxtor's request, MMC will provide Maxtor with daily notification of shipping delays or of the progress of delayed Products in transit. Such notification will include action plans to for recovery or expediting of the affected Product.

2.6.3 Shipping Documents. Either invoice or delivery order may be used when making deliveries. Each set must contain three (3) copies. Each copy must identify this Agreement, item number and description of Products, purchase order number, and quantity of Products shipped. A complete packing list specifying Maxtor's applicable purchase order number, quantity of Products shipped, and part number shall be enclosed with all shipments under this Agreement. All documents accompanying the Products shall reference the purchase order number.

2.6.4 Packing. Unless otherwise specified in writing, all Products are to be packed and marked in accordance with Maxtor's specifications.


2.7 JUST IN TIME (JIT) DELIVERY. MMC shall maintain a buffer stock of Products in a quantity and location to be agreed upon from time to time in writing in order to provide Just In Time (JIT) delivery to Maxtor. All expenses of maintaining the buffer stock shall be borne and covered by MMC, including without limit the expense of establishing EDI and/or E-mail links as required by Maxtor, unless otherwise expressly provided by this Agreement. A minimum of one
(1) week of buffer stock shall be maintained at the warehouse; one week of buffer stock shall be determined as one fourth (") of the next four (4) weeks of Product on Order, unless the parties shall agree to another level of buffer stock in writing. All Product in the buffer stock shall have passed source inspection by MMC, Maxtor, or both, before shipment to the warehouse. Maxtor will, from time to time, typically daily, request deliveries from the buffer stock in quantities that are even multiples of pallet loads by means of a pull signal. Product in the buffer stock shall be deliverable to Maxtor within four
(4) hours after the pull signal, not to exceed six (6) hours.


2.8 ACCEPTANCE. If, after thirty (30) days from the date of receipt by Maxtor, Maxtor has not rejected the Product, it will be deemed to have been accepted by Maxtor. The act of inspection or payment by Maxtor for the Product will not be construed as Maxtor's acceptance of any Product. Acceptance of any Product shall not affect the warranty or any remedy provided hereunder.


2.9 RETURNS. Returns of product to MMC are at MMC's expense for shipping for all returns which are caused by MMC's fault and for reasonable and customary packing in the event of significant returns which are caused by MMC's fault, including without limit warranty, inspection, and epidemics and are F.O.B. Maxtor, and title and risk of loss pass to MMC upon delivery to the common carrier at Maxtor's dock. MMC shall pay all expenses for shipment of replacement Product, which are caused by MMC's fault, including without limit warranty, inspection, and epidemics. Return shipments are F.O.B. Maxtor, and title and risk of loss pass to MMC upon delivery to Maxtor's dock. If MMC requests, Maxtor will apply MMC's Return Materials Authorization (RMA) or similar number to the returned Products and/or related documentation, provided, however, that MMC must supply such RMA number to Maxtor on a timely basis.


2.10 EPIDEMICS. Epidemic or sweeping failures of Product may be detected directly or by virtue of failures of Maxtor's HDDs, and the procedures and remedies for epidemics are in addition to all other of Maxtor's rights and remedies available under this Agreement. An epidemic failure shall occur when [***] of Maxtor's HDD delivered to one or more customers shall fail within six
(6) months of delivery for reasons Maxtor determines to be related to Product and which the parties



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have discussed. In the event that the Maxtor's HDDs should develop any epidemic failure related to MMC's Product, the parties will meet in order to work out technical methods to diagnose and remedy the problem. In such event, shipment of undelivered Products related to the epidemic may be postponed, at Maxtor's request, until the cause of the epidemic has been corrected. In case upon the expiration of 30 (thirty) days from the date of Maxtor's notice regarding the epidemic, MMC has not yet remedied the same, then Maxtor shall be entitled to cancel pending Orders without any liability for such cancellation and without prejudice to Maxtor's rights for damages or any other remedy. In the event that a remedy has been found, all Product units subsequently delivered to Maxtor shall incorporate the modification remedying the defect, if necessary, and MMC shall be obliged to accept return of all Product units previously delivered to Maxtor, affected by such epidemic. In the event Maxtor can show that the epidemic is due to the failure of the Product, MMC will refund the cost of the Product and any direct expense incurred for the rework of Maxtor's HDD.


2.11 INVOICING. MMC will issue the invoices for the Products and will date them with a date equal or subsequent to date of delivery to Maxtor's dock. Invoices shall reference this Agreement, purchase order number, item number and description of Products, unit price of Products, and total amounts due.


2.12     PAYMENT.

2.12.1 Terms Invoices shall be due and payable within [***] after the date of invoice. In cases where an invoice is not issued, payment shall be due within [***] after the delivery of the Product. Such [***] period shall be subject to review and good faith negotiation by the parties on a quarterly basis. Maxtor's payment advice shall reference MMC's invoice number(s) and date(s).

2.12.2 Currency. Unless expressly provided to the contrary, all amounts stated in this Agreement and all sums payable under this Agreement shall be denominated in United States Dollars and all payments made under this Agreement shall be made by wire transfer, cashier's check, or other ready funds in United States Dollars to payee's designated account and bank.

2.12.3 Disputes. Maxtor shall have forty five (45) days after the invoice date to contest in good faith the amounts and items charged. If the dispute is resolved prior to fifteen (15) days before the original due date, payment shall be due on the original due date. If the dispute is resolved thereafter, payment is due fifteen (15) days after the resolution of the dispute.

2.12.4 Bills. MMC's bills shall list all open invoices, invoice dates, and amounts unpaid; payments received, and credits issued.

2.12.5 Payment Applications. Payments shall be applied to open invoices according to Maxtor's payment advice, but, in the event the payment advice does not specify invoices, then payments shall be applied to oldest items first.

2.12.6 Payment Assurance. Maxtor Corporation undertakes to pay any undisputed amount which is past due to MMC from Maxtor Peripherals (S) Pte Ltd under this Agreement.


2.13 ORDER CHANGES. No Order shall be deemed or construed to be modified, amended, rescinded, canceled, or waived in whole or in part, except by a written Change Order signed by a representative of each party.

2.13.1 Changes. MMC grants to Maxtor, subject to MMC's plant constraints, the right to make changes to the Product mix or schedule one or more times without penalty, provided that the overall volume of the Order is not changed. MMC must respond within two (2) working days. If any such change causes an increase or decrease in the cost of, or the time required for performance of, any part of the work on an Order or affects any other provisions, an equitable adjustment shall be made in the price or delivery schedule, or both, and in such other provisions as may be affected. It is understood that market conditions or requirements by Maxtor's customers may require changes in the Product mix one or more times and it is anticipated that such changes may occur frequently. Any claim by MMC for adjustment under this clause must be asserted in writing within thirty (30) days of MMC's receipt of the Change Order. Where the cost of any property made obsolete or surplus as a result of a change is included in MMC's claim for such adjustment, Maxtor shall have the right to prescribe the manner of disposition of such property once the claim payment has been made. If Maxtor's Change Order is an acceleration or increase, MMC will use its reasonable commercial efforts to meet the requested quantities and/or delivery dates.

2.13.2 Cancellation. Maxtor may cancel Order(s) for any commercially reasonable cause by notifying MMC in writing. MMC will cease work on the affected Order in accordance with such notice. Maxtor will

         (i) purchase and pay for any units of Product that have been completed as of the effective date of the cancellation;

         (ii) will pay MMC the actual overhead, labor and materials costs incurred by MMC in connection with the Production of any Products that are partially completed as of the effective date of cancellation up to the total purchase price under the canceled order(s);

         (iii) pay the costs of components and other materials procured by MMC specifically on account of the canceled order(s), and receive title to such items;


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         (iv)     pay the costs of components and other materials, including without limit tools, dies, jigs, fixtures, plans, drawings, information and manufacturing materials specifically produced or acquired for performance of this Agreement and receive title to such items; and

         (v) pay any cancellation or restocking charges imposed by vendors on account of any canceled orders pursuant to clauses (iii) and (iv) above. Provided, however, that the aggregate of such payments shall not exceed the amounts originally due under the Order. MMC will use its reasonable commercial efforts to return components and other materials to its vendors and/or use them in other activities at MMC. MMC will in any event use its reasonable commercial efforts to mitigate the cancellation charges under this Agreement.


2.14 ENGINEERING CHANGES. MMC shall not make any changes to the Product or any process by which they are produced except as set forth in this section.

2.14.1 Definition. Engineering change(s) are those changes in Product design or material according to the Specification or production process documented in the mutually agreed Process Management Plan. Any Product which is subject to an engineering change must be requalified unless otherwise provided by Maxtor in writing.

2.14.2 MMC Change(s). MMC will notify Maxtor of any engineering change proposed to be made by MMC to the Products or any process by which they are produced, and will supply a written description of the expected effect of the engineering change on the Products, including its effect on the form, fit, function, schedule, price, performance, and reliability of the Products. Maxtor may elect to evaluate the prototype, parts and/or designs specified as part of the proposed change and MMC shall provide the prototype, parts and/or design to Maxtor at no charge for such evaluation. Maxtor agrees to make every effort to approve or disapprove MMC's proposed changes within five (5) working days after receipt of MMC request for non-critical changes, and within twenty-four (24) hours for critical changes. MMC will not change or modify the Products or any process by which they are produced by implementation of such engineering change without Maxtor's prior written approval.

2.14.3 Maxtor Change(s). Maxtor may request, in writing and in a manner similar to MMC's request, that MMC incorporate any non-critical engineering change into the Products, and MMC will provide to Maxtor its written response within five (5) working days after receipt of Maxtor's request. For critical engineering changes, as determined by Maxtor, MMC will respond within twenty-four (24) hours of Maxtor's written request. MMC's response will state the cost savings or increase, if any, expected to be created by the engineering change, and the effect on the schedule and price of the Products. If Maxtor requests MMC to incorporate an engineering change into the Products, the applicable Specifications will be amended as required. MMC will not unreasonably refuse to incorporate Maxtor's engineering changes into the Products. In the event any Maxtor required engineering change directly causes a negative financial impact to MMC due to incorporation of such change into a Product, the parties agree to promptly meet to discuss fair compensation for such financial impact. MMC agrees to use its best efforts to notify Maxtor of such financial impact prior to incorporation of such engineering change, and in any event, notify Maxtor as soon as MMC becomes aware of such impact. Maxtor will determine whether the Product must be requalified in whole or in part as a result of any engineering change.


2.15     WORKING RELATIONSHIP.

         (A) Executives of Maxtor and MMC will meet monthly or as the parties may agree to review current and future plans and activities. Agendas will include product and technology roadmapping, development and qualification schedules, capacity planning, yield performance, cost targets, volumes, plans, quality and delivery performance, and other topics related to Maxtor and the Products.

         (B) MMC agrees to work collaboratively with Maxtor Advanced Development teams on issues related to MMC's new Product development and Maxtor's hard disk drive development.

         (C) The lead engineers of each party shall agree upon time tables, contents, and procedures for Product and technology disclosures, at least quarterly.

         (D) MMC shall sample all new Product or other examples of development, including without limit all new technologies, techniques, or processes, to Maxtor on a most favored basis, in advance of all other customers.

         (E) If Maxtor requests, MMC will provide dedicated application engineers to support Maxtor.


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                      ARTICLE III -- INTELLECTUAL PROPERTY


3.1      CONFIDENTIALITY.

3.1.1 Confidential Information. The parties have previously executed that certain "Mutual Nondisclosure Agreement" dated January 19, 1998, which agreement is hereby integrated herein and made a part hereof.

3.1.2 Items Declared Confidential. This Agreement, its terms and conditions, Maxtor's specifications, and all Orders are Confidential Information as the term is defined under the "Mutual Nondisclosure Agreement" dated January 19, 1998.


3.2 PUBLICITY. Neither party shall publicly announce or disclose the existence of this Agreement or its terms and conditions, or advertise or release any publicity or press release regarding this Agreement, without the prior written consent of the other party. Nothing in this Agreement shall limit a party from making such disclosures as are required by law or court order, provided notice of such disclosures is given to the other party.


3.3      LICENSES.

3.3.1 License for Ordinary Use. MMC agrees that Maxtor is licensed to use the intellectual property rights to the Products, including rights in patents, trademarks, trade names, inventions, copyrights, know-how or trade secrets, now in existence or hereafter developed or acquired, only for the purposes set forth in this Agreement or reasonably expected in consideration of the premises of this Agreement, and upon termination of this Agreement for any reason such authorization shall cease, except for use licenses to Maxtor and Maxtor's customers inherent in the manufacture, marketing, sale, use, import, export, and servicing of the HDDs.

3.3.2 No Other Licenses. Except as expressly set forth in this Agreement, nothing contained in this Agreement shall be deemed to grant, either directly or by implication, estoppel or otherwise, any license on the patents, patent applications, copyrights or proprietary information arising out of any other inventions of either party.


3.4      ASSIGNMENT OF RIGHTS.

3.4.1 Inventions. As used in this Agreement, "Invention" shall mean any idea, design, concept, technique, discovery, enhancement, modification, or improvement, whether or not patentable, conceived, or reduced to practice during the term of this Agreement by one or more employees of MMC or Maxtor independently of the other ("Inventing Party"), or jointly by one or more employees of Maxtor and MMC, or their subcontractors, ("Joint Invention") in conjunction with or as a result of work done under this Agreement.

3.4.2 Ownership. For Inventions made by one party to the other party's technology, and for Joint Inventions made by jointly by parties to one party's technology, such Inventions and Joint Inventions shall be jointly owned by the parties including ownership to all patents that may issue and all copyrights. The Inventing Party shall promptly inform the other party of such Invention. The parties agree that for such Inventions and Joint Inventions, each party may exercise all rights available as an owner of such Inventions and Joint Inventions for any lawful purpose without accounting to the other party, provided, and notwithstanding the above, neither party shall be able to exclusively license any jointly owned Invention or Joint Invention.

         If MMC made the Inventions to Maxtor technology or if the Joint Invention was made to Maxtor technology, MMC agrees that it may not use, nor allow others to use such Invention or Joint Invention for any purpose(s), which compete, at any time, with Maxtor's business interests, and MMC further agrees that its joint ownership of such Inventions and such Joint Inventions does not grant or bestow on MMC expressly, by implication or otherwise, any license to use Maxtor technology which is encompassed or embodied in such Inventions or Joint Inventions, and MMC may only use such Maxtor technology as permitted in this Agreement unless otherwise agreed in by Maxtor.

         Inventions made by one party to its technology shall be the sole property of such Inventing Party, shall be deemed confidential information of such Inventing Party and treated in accordance with the terms of this Agreement, and the other party is hereby granted by the Inventing Party the same rights such party is granted under this Agreement to use the technology of such Inventing Party.

         Joint Inventions made by the parties to other than the technology of a particular party, shall be jointly owned including ownership to all patents that may issue and all copyrights. The parties agree that for such Joint Inventions, each party may exercise all rights available as an owner of such Joint Invention, for any lawful purpose without accounting to the other party. The parties further agree that all expenses associated with protecting each such Joint Invention, e.g., patent protection or the like, shall be shared equally; however, if one party elects not to share equally in such expenses, the other party shall have the right to seek or maintain such protection at its own expense and shall have full control over the prosecution and maintenance of such patents, even though ownership of any patent or copyright and any rights granted or allowed under such patents or copyrights shall, in all cases, remain jointly owned with the other party.



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                            ARTICLE IV -- LIABILITIES


4.1 GENERAL INDEMNITY. Each party shall, in the performance of this Agreement, fully comply with all applicable national, state, and local laws, rules, regulations, and ordinances and shall indemnify and hold harmless the other party from and against any loss, claim, damage, liability, expense, or cost (including without limitation attorney's fees and court costs) resulting from failure of such compliance, or out of any other negligence.


4.2 INFRINGEMENT INDEMNITY. Unless an infringement arises exclusively from a design that is proprietary to a party and provided by such party, the other party shall, at its expense, hold harmless and defend such party, its customers, and all persons claiming under such party against any suit or suits for the infringement of any patent, trade secret, copyright, trademark, or other intellectual property right of a third person and shall indemnify such party and its customers against all damages, claims, losses, liabilities, costs and expense of any kind or nature (including without limitation attorney's fees and court costs) arising from such claims by reason of the manufacture, sale, or normal and intended use of the Products covered by this Agreement; provided, however, that:

         (i) The indemnifying party shall have the right to control the defense and settlement of all such actions or claims;

         (ii) The indemnified party agrees to take all lawful actions that may be reasonably requested by the indemnifying party in connection with such settlement or defense at the expense of the indemnifying party; and

         (iii) The indemnified party promptly notifies the indemnifying party in writing of such claim. Should the use by the indemnified party or its customers of any of the Products be enjoined, or in the event the indemnifying party desires to minimize its liabilities under this Agreement, the indemnifying party may, at its option, either:

                  (i)      Substitute a fully equivalent non-infringing Product;

                  (ii) Modify the infringing Product so that it no longer infringes but remains functionally equivalent; or

                  (iii) Obtain for the indemnified party of its customers, at the indemnifying party's expense, the right to continue use of such Product.

If none of the above is feasible, the indemnified party may, require that the indemnifying party take back such infringing Product and refund the purchase price.


4.3 STRICT LIABILITY. Each party will indemnify the other against and hold it harmless from any loss, cost, liability or expense (including court costs and reasonable fees of attorneys and other professionals) to the extent it arises out of or in connection with, in whole or in part, any negligence or willful act or omission of it or its employees or agents including but not limited to any such act or omission that contributes to:

         (i)      any bodily injury, sickness, disease or death; or

         (ii) any injury or destruction to tangible or intangible property of the other or any related loss of use.


4.4 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, INDIRECT, OR INCIDENTAL DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING IN ANY WAY OUT OF THIS AGREEMENT OR ANY AGREEMENT, UNDERTAKING, OR PERFORMANCE THAT MAY BE PROMISED, PERFORMED, OR EXECUTED TO IMPLEMENT THIS AGREEMENT, PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO EITHER THE INDEMNITY OBLIGATIONS OF THIS ARTICLE OR TO A BREACH OF THE CONFIDENTIALITY OBLIGATIONS OF THIS AGREEMENT.


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                         ARTICLE V -- DISPUTE RESOLUTION


5.1 ESCALATION. The parties agree that any material dispute between the parties relating to this Agreement will be submitted to a panel of two senior executives of each of Maxtor and MMC. Either party may initiate this proceeding by notifying the other party pursuant to the notice provisions of this Agreement. Within five (5) days from the date of receipt of the notice, the parties' executives shall confer (via telephone or in person) in an effort to resolve such dispute. The decision of the executives will be final and binding on the parties. In the event the executives are unable to resolve such dispute within twenty (20) days after submission to them, such dispute shall be settled by means of arbitration as provided below. Each party's executives shall be identified by notice to the other party, and may be changed at any time by notice.


5.2      ARBITRATION.

5.2.1 Binding Arbitration. Any controversy, claim, or action, whether in law or at equity, whether in tort, contract, warranty, or otherwise, arising out of, relating to, or involving this Agreement and any agreement, undertaking, or performance that may be promised, performed, or executed to implement this Agreement will be settled by arbitration as follows:

         (i) Any arbitration proceeding shall be conducted under the laws of the state of California and the Federal Arbitration Act, and pursuant to the Commercial Arbitration Rules of the American Arbitration Association insofar as such Commercial Arbitration Rules do not conflict with the provisions of this Section.

         (ii) Either party may initiate arbitration by giving notice to the other stating an intention to arbitrate, the issue to be arbitrated, and the relief sought. The site for any arbitration proceeding shall be San Jose, California.

         (iii) The arbitrators shall promptly, by majority vote, make such award and determination as is appropriate and in accordance with the terms of this Agreement. The parties will faithfully abide by and perform any award rendered by the arbitrators. Further, any such award and determination shall be final and binding upon the parties and enforceable in any court of competent jurisdiction.

5.2.2 Injunctive Relief. Notwithstanding the above, the parties may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

5.2.3 Governing Language. The arbitration proceedings and all pleadings and written evidence shall be in the English language. Any written evidence originally in a language other than English shall be submitted in English translation accompanied by the original or a true copy.


5.3      CHOICE OF LAW.

5.3.1 Choice of Law. This Agreement and any agreement, undertaking, or performance that may be promised, performed, or executed to implement this Agreement shall be governed by and construed under the laws of the State of California, as they apply to agreements made between residents of California for performance solely within California. The parties expressly agree that this Agreement and any agreement, undertaking, or performance that may be promised, performed, or executed to implement this Agreement shall not be subject to and shall not be interpreted by the United Nations Convention on Contracts for the International Sale of Goods.

5.3.2 Foreign Corrupt Practices Act. Maxtor is subject to the laws and regulations of the United States including the Foreign Corrupt Practices Act ("FCPA"). MMC shall not use any payment or other benefit derived from Maxtor to offer, promise or pay any money, gift or any other thing of value to any person for the purpose of influencing official actions or decisions affecting this Agreement or with the intention of obtaining or maintaining any business related to Maxtor, while knowing or having reason to know that any portion of this money, gift or thing will, directly or indirectly, be given, offered or promised to:

         (i). An employee, officer or other person acting in an official capacity for any government or its instrumentalities; or

         (ii) Any political party, party official or candidate for political office. Further, MMC shall maintain books, records, and systems of accounting and control adequate to insure that MMC's assets and operations are accounted for and that MMC's business is carried out according to the directions of MMC's managers.

5.3.4 Export Controls. Maxtor agrees that it will not knowingly export or re-export, directly or indirectly, any Product to any destination to which such export or re-export is restricted or prohibited by U.S. law, without obtaining prior authorization from the U.S. Department of Commerce.


5.4 LIMIT OF TIME TO BRING ACTION. No actions or arbitrations, regardless of form, arising out of this Agreement, may be brought by either party more than one (1) year after such actions or arbitrations arose, or in the case of nonpayment, more than one (1) year from the date the last payment was due.



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                              ARTICLE VI -- GENERAL


6.1      TERM AND TERMINATION.

6.1.1 Term. This Agreement shall become effective on the Effective Date and shall remain in force until the Termination Date, and on and effective the Termination Date this Agreement shall terminate.

6.1.2 Renewal. The parties may agree in writing to extend this Agreement for one or more terms of one (1) year.

6.1.3    Termination. This Agreement shall be terminated for cause:

         (i) If either party materially defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty
(30) calendar days, the Agreement will be terminated at the end of that period and such termination shall not prejudice or limit either party's remedies; or

         (ii) If either party violates any intellectual property, confidentiality, or license provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party of such violation and of immediate termination and the Agreement will be terminated when such notice is given and such termination shall not prejudice or limit either party's remedies; or

         (iii)    Upon:

                  (a) the institution by or against either party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of its debts; or

                  (b) either party's making an assignment for the benefit of creditors; or

                  (c) either party's dissolution, this Agreement shall terminate immediately without notice and shall be deemed to have been terminated by the party not so affected and such termination shall not prejudice or limit either party's remedies.

6.1.4    Duties Upon Termination. Upon any termination or expiration of this
Agreement:

         (i) all licenses made to MMC under this Agreement shall be terminated according to their terms effective the date of the termination or expiration;

         (ii) all trademarks, patents, designs, drawings, formulas or other data, photographs, samples, literature, and sales aids of every kind received from or belonging to Maxtor shall remain the property of Maxtor, and MMC shall prepare all such items in its possession with reasonable promptness for shipment to Maxtor at Maxtor's expense;

         (iii) neither party shall be liable to the other because of such termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or good will of Maxtor or MMC, or for any other reason growing out of such termination; and

         (iv) any Orders placed before such expiration or termination shall be completed according to the terms of this Agreement.

6.1.5 Survival. The terms of this Agreement which by their nature may survive the termination or expiration of this Agreement shall survive the termination or expiration of this Agreement.


6.2      GENERAL.

6.2.1 Assignment. MMC shall not transfer or assign its rights under this Agreement directly or indirectly including without limit in the cases of merger, acquisition of greater then [***] ownership or control interest in MMC by any party, or sale of MMC's assets, without the prior written consent of Maxtor, which consent shall be granted, so long as Maxtor is satisfied that any such assignment, merger, acquisition, or change of ownership or control shall result in a commitment and capacity to continue MMC's management, technology, operations, and financing, and meet MMC's commitments to Maxtor.

         Further, in the event MMC or its assets are [***], Maxtor has the right to terminate this Agreement without penalty or payment of any sort or to seek such contractual terms, conditions, or assurances as it may deem necessary. However, notwithstanding the foregoing, any Order shall not be cancelled or reduced by either party.

         [***]. However, notwithstanding the foregoing, any Order shall not be cancelled or reduced by either party.

         [***].

         Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. Any purported assignment of this Agreement by MMC without the prior written consent of Maxtor shall be void.

6.2.2 Audit. Maxtor shall have the right, by itself or by a mutually acceptable third person auditor, to examine and audit MMC's records related to its performances hereunder at any time during normal business hours upon three
(3) days notice to MMC to ensure compliance with this Agreement. MMC shall maintain its records relating to this Agreement for seven (7) years.

6.2.3 Consents. No consent required to be given under this Agreement shall be unreasonably withheld or delayed.

6.2.4 Counterparts. This Agreement shall be prepared in two identical and original counterparts and


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both of which together shall be one and the same instrument and either of which may be used for purposes of proof.

6.2.5 Cumulation of Remedies. All remedies available to either party under this Agreement are cumulative and may be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed an election of such remedy to the exclusion of other remedies.

6.2.6 Independent Parties. Persons furnished by each party shall be solely the employees or agent of such party and shall be under the sole and exclusive direction and control of the furnishing party. They shall not be considered employees of the other party for any purpose. Each party shall remain an independent contractor and shall be responsible for compliance with all laws, rules and regulations involving, but not limited to, employment of labor, hours of labor, health and safety, working conditions and payment of wages. Each party shall also be solely responsible for payment of taxes, including federal, state and municipal taxes, chargeable or assessed with respect to its employees, such as social security, unemployment, worker's compensation, liability insurance and federal and state withholding. Each party shall indemnify the other for any loss, damage, liability, claim, demand or penalty including costs, expenses, and reasonable attorneys' fees assessed against one party that may be sustained by reasons of the other party's failure to comply with the provisions of this Section. Neither party nor its employees, officers, directors, or agents shall hold itself out as the agent, employee, partner, or joint venturer of the other party, and shall make no commitment or engagement on the account of or on behalf of the other party.

6.2.7 Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts, orders or restrictions, or any other reason where failure to perform is beyond the control and not caused by the negligence of the nonperforming party. In the event of any delay caused by such contingency, the delayed party may defer any performance or delivery prevented by the force majeure condition for a period equal to the time lost by reason of such delay, provided, however, that the delayed party promptly commences and reasonably and diligently pursues actions to cure or circumvent such cause. Whenever any cause delays or threatens to delay the timely performance of this Agreement, MMC shall immediately notify Maxtor of all relevant information with respect to such cause. If MMC is delayed in any performance or delivery by more than thirty (30) days, Maxtor may terminate the delayed performance or delivery or this Agreement and such termination shall not be a breach of this Agreement and shall be without penalty.

6.2.8 Governing Language. English shall be the language of this Agreement and the English language shall govern all disputes, performance and interpretations.

6.2.9 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement and shall not affect the interpretation of this Agreement.

6.2.10. Joint Work Product. The parties further acknowledge that they have thoroughly reviewed this Agreement and bargained over its terms and that for convenience, Maxtor has written down the terms of this Agreement. Accordingly, this Agreement shall be construed without regard to the party or parties responsible for its preparation and shall be deemed to have been prepared jointly by the parties.

6.2.11 Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently given if delivered by hand or if sent by courier with a receipt requested or by registered air mail, postage prepaid, addressed to Maxtor or to MMC, as the case may be, at the addresses first set forth above or to such other address as may be furnished for such purpose by notice duly given under this Agreement. Such notice shall be deemed to have been given when delivered by hand or two (2) days after deposit with the courier or mail service. Any party may change its address for such communications by giving such notice to the other party in conformance with this section.

6.2.12 Severance. If any provision of this Agreement is held to be invalid by a court of competent jurisdiction, then the remaining provisions shall nevertheless remain in full force and effect. The parties agree to renegotiate any term held invalid and to be bound by the mutually agreed substitute provisions.

6.2.13 Time. Time is of the essence in all performances hereunder. The words day, month, quarter, year, and the like shall mean calendar day, month, quarter, year, and the like, unless expressly provided to the contrary.

6.2.14 Waiver. The failure of any party to this Agreement at any time or times to require performance of any provision of this Agreement shall in no manner affect such party's available remedies or right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise (in any one or more instances) shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or of any remedy or as a waiver of any other condition or as a



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                                SUPPLY AGREEMENT


breach of any other term, covenant, representation or warranty of this Agreement.


6.3 ENTIRE AGREEMENT. The terms and conditions of this Agreement are the entire agreement between the parties and supersede all previous agreements, proposals, and understandings, whether oral or written, between the parties with respect to the subject matter of this Agreement and no agreement or understanding varying or extending the same shall be binding upon either party unless in a written document signed by both parties. This Agreement shall supersede all inconsistent or additional terms contained in any purchase orders, sale acknowledgments, invoices, or other similar documents delivered by the parties.


6.4 ELECTRONIC EXECUTION. To expedite the process of entering into this Agreement, the parties acknowledge that Transmitted Copies of this Agreement shall be equivalent to original documents until such time as original documents are completely executed, produced, and delivered, and in the event of the use of Transmitted Copies, each party shall use its best efforts, at its own expense, to execute, produce, and deliver original copies. "Transmitted Copies" shall mean copies which are reproduced or transmitted via photocopy, facsimile, or other process of complete and accurate reproduction and transmission.

THIS AGREEMENT REQUIRES THAT DISPUTES BE SETTLED BY BINDING ARBITRATION.


In witness whereof, the parties have executed this Agreement as of the Effective Date.


MAXTOR CORPORATION                        MMC TECHNOLOGY, INC.


By:  /s/ David Beaver  8/24/98            By:   /s/ N. Pignati  8/20/98
   -------------------------------           ----------------------------------
             (signature)                               (signature)

            David Beaver                              Nicola Pignati
----------------------------------           ----------------------------------
            (print name)                               (print name)

Vice President WorldWide Materials                       President
----------------------------------           ----------------------------------
               (title)                                    (title)



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